                                                                    Exhibit 99.2

--------------------------------

ROBERT J. CONSAGA, JR., P.C.
CERTIFIED PUBLIC ACCOUNTANT

--------------------------------

ONE STILES ROAD, SUITE 105
SALEM, NEW HAMPSHIRE 03079




ACCOUNTANT'S REVIEW REPORT

Ms. Barbara Russell
President
Options Publishing, Inc.
Merrimack, N.H.

I have reviewed the accompanying balance sheets of Options Publishing, Inc. (an S corporation) as of September 30, 2004 and September 30, 2003 and the related statements of operations, stockholders equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Options Publishing, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

                                                 Robert J. Consaga, Jr., P.C.



Salem, New Hampshire
November 22, 2004




                   TELEPHONE (603) 894-1175 FAX (603) 685-0363

                            OPTIONS PUBLISHING, INC.
                                 BALANCE SHEETS
                For the Periods Ended September 30, 2004 and 2003
                        (See Accountant's Review Report)



ASSETS                                                     2004               2003
                                                       -----------        -----------
Cash (Note A)                                          $   722,522        $  (151,559)
Accounts receivable (Note A)                             2,086,063          1,796,843
Inventory (Note A)                                       1,772,365          1,426,888
Prepaid (Note A)                                           315,243            592,422
                                                       -----------        -----------
  Total current assets                                   4,896,193          3,664,594
                                                       -----------        -----------

Office equipment (Note A)                                  133,263            120,629
Computer equipment                                         110,047             84,479
Leasehold improvements                                      32,695             32,695
                                                       -----------        -----------
                                                           276,005            237,803
  Less: accumulated depreciation                           174,699            135,215
                                                       -----------        -----------
       Net property, plant and equipment                   101,306            102,588
                                                       -----------        -----------
Inter-company with Merrimack M&R Realty (Note C)           199,818            283,966
Other assets (Note H)                                            0              6,533
                                                       -----------        -----------

  Total assets                                         $ 5,197,317        $ 4,057,681
                                                       ===========        ===========

LIABILITIES

Accounts payable and accrued expenses (Note A)         $ 1,875,587        $ 2,064,058
Line of credit (Note B)                                          0            400,000
Current income tax payable - state (Note A)                246,956             80,059
                                                       -----------        -----------
  Total current liabilities                              2,122,543          2,544,117
                                                       -----------        -----------

Deferred tax payable (Note I)                                8,031              6,123
                                                       -----------        -----------

    Total liabilities                                  $ 2,130,574        $ 2,550,240
                                                       -----------        -----------

STOCKHOLDERS EQUITY
Common stock, no par value,
  900,000 Class A (Voting)shares and
  100,000 Class B (Nonvoting) shares
  authorized and 90,000 Class A shares
  and 10,000 Class B shares issued
  and outstanding(Note D)                              $         0        $         0

Paid in capital                                         (3,850,536)        (2,578,408)
Retained earnings                                        6,917,279          4,085,849
                                                       -----------        -----------
  Total retained earnings                                3,066,743          1,507,441
                                                       -----------        -----------
    Total liabilities and stockholders equity          $ 5,197,317        $ 4,057,681
                                                       ===========        ===========


                     The accompanying notes are an integral
                         part of the financial statement

                            OPTIONS PUBLISHING, INC.
                            STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 2004 and 2003
                        (See Accountant's Review Report)





                                                        2004                2003
                                                    ------------        ------------
Revenue                                             $ 15,640,076        $ 13,001,405


less: Cost of sales (Note E)                           4,916,665           4,824,465
                                                    ------------        ------------


Gross profit                                          10,723,411           8,176,940

Operating expenses: (Note F)

Catalog expense                                          317,999             308,910
Selling/marketing expense                              4,560,523           4,081,868
Occupancy expense                                        215,494             214,564
General and administrative expense                     1,632,244           1,424,495
                                                    ------------        ------------
  Total operating expenses                             6,726,260           6,029,837
                                                    ------------        ------------

  Income after operating expenses                      3,997,151           2,147,103
                                                    ------------        ------------


Other Income:

  Other income                                            20,545              14,746
  Interest income                                          4,402               1,571
  Interest expense                                       (12,711)            (10,314)
                                                    ------------        ------------


Net income before income taxes                         4,009,387           2,153,106

  State income tax expense/(benefit) (Note I)            282,482             152,317
                                                    ------------        ------------


Net income                                          $  3,726,905        $  2,000,789
                                                    ============        ============


                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                        STATEMENTS OF STOCKHOLDERS EQUITY
                For the Periods Ended September 30, 2004 and 2003
                        (See Accountant's Review Report)





                                     Common           Paid in            Retained
                                     Stock            Capital            Earnings            Total
                                  -----------       -----------        -----------        -----------
Balance, December 31, 2002        $         0       $(1,900,307)       $ 2,581,478        $   681,171

Net Income                                                               2,000,789          2,000,789

Shareholder distributions                              (678,101)          (496,418)        (1,174,519)
                                  -----------       -----------        -----------        -----------


Balance, September 30, 2003       $         0       $(2,578,408)       $ 4,085,849        $ 1,507,441

Net income                                                                (895,475)          (895,475)

Shareholder distributions                                                        0                  0
                                  -----------       -----------        -----------        -----------

Balance, December 31, 2003        $         0       $(2,578,408)       $ 3,190,374        $   611,966

Net Income                                                               3,726,905          3,726,905

Shareholder distributions                            (1,272,128)                           (1,272,128)
                                  -----------       -----------        -----------        -----------


Balance, September 30, 2004       $         0       $(3,850,536)       $ 6,917,279        $ 3,066,743
                                  ===========       ===========        ===========        ===========




                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                            STATEMENTS OF CASH FLOWS
             For the Nine Months Ended September 30, 2004 and 2003
                        (See Accountant's Review Report)



Cash flows from operating activities:                    2004               2003
                                                     -----------        -----------
   Net income                                        $ 3,726,905        $ 2,000,789
   Adjustments to reconcile net income to net
     cash provided by (used in)
     operating activities:
       Depreciation                                       31,228             28,054
       Amortization                                        4,471              4,523
       (Increase) decrease in:
         Accounts receivable                          (1,145,666)          (907,200)
         Inventory                                      (193,365)          (488,925)
         Prepaid expenses                                (13,616)           (85,505)
         State tax receivable                                  0                  0
       Increase (decrease) in:
         Accounts payable and accrued expenses           (76,806)            94,857
         Deferred tax payable                               (546)               720
                                                     -----------        -----------


           Total adjustments                          (1,394,300)        (1,353,476)
                                                     -----------        -----------


             Net cash provided (used) by
               operating activities                    2,332,605            647,313
                                                     -----------        -----------

Cash flows from investing activities:

   Purchase of property and equipment                    (37,277)           (40,565)
                                                     -----------        -----------


             Net cash provided (used) by
               investing activities                      (37,277)           (40,565)
                                                     -----------        -----------


Cash flows from financing activities:
   New borrowing:
     Long-term                                                 0                  0
     Short-term                                          350,000            900,000
   Debt reductions:
     Long-term                                                 0                  0
     Short-term                                         (750,000)          (600,000)

   Inter-company with Merrimack M&R Realty LLC            56,099             (3,901)

   Shareholder distributions                          (1,272,127)        (1,174,520)
                                                     -----------        -----------

             Net cash provided (used) by
               financing activities                   (1,616,028)          (878,421)
                                                     -----------        -----------
             Net increase (decrease) in cash             679,300           (271,673)
Cash, beginning of period                                 43,222            120,114
                                                     -----------        -----------

Cash, end of period                                  $   722,522        $  (151,559)
                                                     ===========        ===========


Supplemental Disclosures

   Interest paid                                     $    14,411        $    10,314
   State income taxes paid                                59,524             98,540




                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        (See Accountant's Review Report)

                                   ----------

A.    SIGNIFICANT ACCOUNTING POLICIES:

      Nature of Business

      OPTIONS Publishing, Inc. is a publisher of developmental educational titles that are marketed primarily to inner city school systems throughout the United States and Canada.

      Basis of Accounting

      The accompanying financial statements have been prepared on the accrual basis of accounting.

      Revenue and Expense Recognition

      In accordance with industry practice, the Company recognizes revenue from its book titles when the product is shipped to the customer. Product and shipment terms are FOB shipping point and collectability is reasonably assured at the time of shipment. Customer returns are processed when products are returned. Customers are issued credits and the products are returned to inventory.

      Cost of goods sold is recognized when the related revenue is recognized and primarily consists of book titles, product development, author royalties, and freight costs.

      Product Development Costs

      The Company capitalizes the costs associated with the development of new products. These costs include author fees, costs associated with artwork, photography and other external creative costs, internal staff costs and pre-press costs that are directly attributable to the products. The company fully amortizes these costs to cost of goods sold when the product is available for sale in the company's product catalog.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Concentration of Credit Risk

      Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. The Company sells its products only to school systems, primarily in the United States, which place orders only after funds have been appropriated. Once funds have been appropriated for Options products, a school district is required by law to spend the funds. Accordingly, bad debt allowances are not provided.

      Cash Equivalents

      Cash and cash equivalents include highly liquid investments with original maturities of three months or less and consist primarily of money market funds at September 30, 2004 and 2003. These investments are not subject to significant market risk.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        (See Accountant's Review Report)
                                   ----------


A.    SIGNIFICANT ACCOUNTING POLICIES(CONTINUED):

      Fair Value of Financial Instruments

      The carrying amounts reflected in the balance sheets for cash, receivables and loans payable approximate their respective fair values.

      Property and Equipment

      The Company records property and equipment at cost and provides for depreciation over the estimated useful lives of the assets using accelerated methods. Estimated useful lives are as follows:

Computer software                          3 years
Computer equipment                         5 years
Office equipment                       5 - 7 years
Leasehold improvements                    15 years

      The cost of maintenance and repairs is charged to expense as incurred, while renewals and betterments are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

      Inventory

      Inventory consists primarily of book titles that the Company has proprietary rights to market. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value. If a book is taken out of print, superseded by a later version, or ceases to sell, it is considered obsolete and all related inventory amounts are written-off.

      Accrued Vacation

      Company employees accrue vacation monthly based upon the number of hours worked. The maximum amount of vacation that can be carried forward to the next calendar year is three weeks (120 hours). The accrued vacation balance at year-end is included in the accounts payable and accrued expenses balance.

      Income Taxes

      The Company has elected to be taxed as an S-Corporation for federal tax purposes. Accordingly, federal taxable income is passed through to each stockholder on a pro-rata basis and federal taxes are paid at the stockholder level. Therefore, the financial statements do not reflect a provision for federal income taxes.

      The Company incurs state income taxes and the financial statements include a provision for the state tax effect of transactions reported in the financial statements. The provision consists of taxes currently due, and deferred taxes related primarily to differences between the basis of property and equipment for financial and income tax reporting.

      Advertising Costs

      The Company expenses advertising costs as they are incurred.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        (See Accountant's Review Report)
                                   ----------


B.    LINE OF CREDIT

      The Company has a line of credit with a bank in the amount of $1,000,000. Funds in the amount of $0 have been drawn against the line as of September 30, 2004. The line is renewable annually and is payable upon demand if certain loan conditions are not met. Interest at the prime rate(4.75% at September 30) is added to the amount owed on the line on a monthly basis. The note is collateralized by a first position security interest in all assets of the company.


C.    DESCRIPTION OF LEASING ARRANGEMENTS AND RELATED PARTY TRANSACTIONS:


      The Company moved its operations to a new facility in December 2001, which is owned by Merrimack M&R Realty LLC (a related party). The Company leases this facility under a five-year cancelable operating lease expiring in October 2006. The lease contains an option to renew for one five year period for a negotiated rental amount and is subject to the same terms as the original lease period. The Company is required to pay, as a management fee, any common area maintenance fees pursuant to the lease agreement.

      The following is a schedule of future minimum lease payments required under the above lease as of September 30:

   Period Ending
   September 30,                  Amount
   -------------                  ------
        2005                   $  312,000
        2006                      312,000
        2007                       26,000
                               ----------
                               $  650,000
                               ==========

      Rental expense amounted to $208,000 and $208,000 for the periods ended September 30, 2004 and 2003, respectively.

      The Company also has a five year operating lease agreement with Merrimack M&R Realty LLC (a related party) for furniture and equipment which is owned by Merrimack M&R Realty LLC. Options advanced funds to Merrimack M&R Realty LLC to purchase the furniture and equipment. The inter-company balance with Merrimack M&R Realty LLC represents the funds advanced by Options to purchase the furniture and equipment.

      The following is a schedule of future minimum lease payments required under the above lease as of September 30:

Period Ending
September 30,                  Amount
-------------                  ------
      2005                   $   84,148
      2006                       84,148
      2007                        7,012
                             ----------
                             $  175,308
                             ==========

      The reduction in the inter-company balance with Merrimack M&R Realty LLC for payments made for the periods ended September 30, 2004 and 2003 was $56,099 and $56,099, respectively.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        (See Accountant's Review Report)
                                   ----------


D.    COMMON, PREFERRED STOCK,OPTIONS AND PHANTOM STOCK PLAN

      The authorized capital stock of the Company is 900,000 shares and 100,000 shares of Class A(Voting) and Class B(Nonvoting) no par Common Stock respectively. There are currently issued and outstanding, 90,000 shares Class A Common Stock and 10,000 shares Class B Common Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. One of the shareholders, after he has been a shareholder for a minimum of six years, has the option of requiring the corporation and or the Non-Affected Shareholders to purchase all, but not less than all, of his Class A shares at any time. The purchase price will be determined by a valuation of the shares to be performed if the shareholder exercises his option. The option is exercisable by the shareholder tendering written notice of such exercise to the Corporation and to the Non-Affected Shareholders.

      The Company has a Phantom Stock Plan to benefit a limited number of key employees in the event of normal retirement or in the event that the company is sold to a third party. A Phantom Stock Plan is commonly established for key employees of a Subchapter S Corporation who do not or cannot have an ownership interest in an "S" Corporation. This type of plan allows key employees to share in the long-term growth of a closely held company without actually having an ownership interest in the company, due to Internal Revenue Code restrictions regarding ownership and classes of stock that may be outstanding. These "Key employees" are people who are employed by the company that are in a position to contribute materially to its continued growth and development and to its future financial success.

      Awards under this plan are granted to Participants in the form of Performance Shares, which are credited to a Performance Account to be maintained for each Participant. Each Participant shall become vested in this plan upon the earlier to occur of (1)the completion of three (3) years of service for vesting following the close of the calendar year with respect to which the Performance Share in question pertains; or (2)a sale of the Company. The maximum amount of benefit that a Participant may receive is equal to approximately one percent of the company's value at the measurement date. As of September 30, 2004 no accruals have been included in these financial statements.

                            OPTIONS PUBLISHING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                        (See Accountant's Review Report)
                                          ----------

E.    COST OF SALES:                                         2004        2003
      --------------                                     ----------   ----------
      Inventory, beginning of period                     $1,579,000   $  937,963
        Purchases                                         2,133,039    2,199,780
        Freight                                             614,126      494,661
        Author royalties                                    816,412      717,684
                                                         ----------   ----------
          Cost of goods available for sale                5,142,577    4,350,088
      Inventory, end of period                            1,772,365    1,426,888
                                                         ----------   ----------
      Cost of sales, not including product development   $3,370,212   $2,923,200
        Product development (Note G)                      1,546,453    1,901,265
                                                         ----------   ----------
          Cost of sales                                  $4,916,665   $4,824,465
                                                         ==========   ==========



F.    OPERATING EXPENSES:

      Catalog expenses:                     2004         2003
      ----------------                   ----------   ----------
      Prepaid catalog expense            $  317,999   $  308,910
                                         ----------   ----------
                   Total                 $  317,999   $  308,910
                                         ----------   ----------

      Selling/marketing expenses:
                                                      ----------
      Wages                              $  928,934   $  776,918
      Payroll taxes                          95,930       81,278
      Advertising                            33,681       42,725
      Brochures/promotional materials       593,432      559,657
      Commissions                         1,640,740    1,372,918
      Copyrights/state listings               8,585        3,703
      Correlation                            21,303        7,300
      Direct mailing-insertion/mailing       58,001       55,964
      Direct mailing-names bought            17,139       20,264
      Direct mailing-postage                238,001      224,836
      Direct mailing-printing                27,387       62,415
      Exhibit expense                       331,597      354,779
      Marketing-general                      94,449       80,659
      Marketing-printing                      9,673       46,546
      Office supplies                        26,984       22,664
      Postage                                 9,675        6,987
      Telephone                              34,771       29,523
      Sales consulting                       23,188       19,525
      Sales meeting                         200,792      175,144
      Sales travel and entertainment        166,261      138,063
                                         ----------   ----------
        Total                            $4,560,523   $4,081,868
                                         ----------   ----------

      Occupancy expenses:

      Rent (Note C)                      $  208,000   $  208,000
      Insurance-building                      7,494        6,564
                                         ----------   ----------
        Total                            $  215,494   $  214,564
                                         ----------   ----------

                                       OPTIONS PUBLISHING, INC.
                                     NOTES TO FINANCIAL STATEMENTS
                                   (See Accountant's Review Report)
                                              ----------


F.    OPERATING EXPENSES (CONTINUED):            2004         2003
      ------------------------------         -----------   -----------
      General and administrative expenses:
      Wages                                  $   957,274   $   782,590
      Payroll taxes                               68,384        63,056
      Advertising - employment                     4,673         4,430
      Bad debt (Note A)                              209          (213)
      Bank charges                                11,150         7,586
      Car lease                                    2,400         2,512
      Donations                                      857         1,275
      Dues and subscriptions                      13,246         9,425
      Equipment lease (Note C)                    58,558        58,316
      Insurance                                  168,487       158,471
      IRA match - company portion (Note J)        54,000        35,500
      Maintenance expense                          7,461         6,283
      Management fee (Note C)                     58,250        52,500
      Office supplies                             24,999        31,005
      Online expense                               2,142         2,377
      Postage                                     41,253        68,480
      Professional fees                           32,804        19,167
      Telephone/fax                               22,482        25,777
      Training                                     5,493         2,897
      Travel                                       9,586        12,454
      Warehouse expense                           52,837        48,030
      Depreciation                                31,228        28,054
      Amortization                                 4,471         4,523
                                             -----------   -----------
               Total                         $ 1,632,244   $ 1,424,495
                                             -----------   -----------
          Total operating expenses           $ 6,726,260   $ 6,029,837
                                             ===========   ===========


G.    PRODUCT DEVELOPMENT EXPENSES:      2004         2003
      ----------------------------    ----------   ----------
      Product development expense     $  991,418   $1,240,443
      Office supplies                     10,374        2,461
      Postage                             10,461       22,049
      Telephone                            4,575        1,494
      Office rent                         12,888            0
      Outside design                      53,966       34,728
      Production                         203,644       19,406
      Product revisions                  232,264      527,904
      Travel                              20,190       20,102
      Website                              6,673       32,678
                                      ----------   ----------
        Total                         $1,546,453   $1,901,265
                                      ----------   ----------

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        (See Accountant's Review Report)
                                   ----------


H.    OTHER ASSETS:


      The other assets balance consists of the unamortized portion of financing costs at September 30, 2004. Financing costs are being amortized over a seven year period.


I.    INCOME TAXES:

      The provision for income taxes includes the following at September 30:

                                       2004      2003
                                      ------   ------
      Deferred state tax payable      $8,031   $6,123
                                      ======   ======


J.    EMPLOYEE BENEFIT PLANS

      The Company sponsors a defined contribution retirement plan covering substantially all full-time employees. The Company matches employees contributions to up to four percent of compensation. Expense related to these plans as of September 30, 2004 and 2003 amounted to $54,000 and $35,500, respectively.


K.    RELATED PARTY TRANSACTIONS

      The Company made royalty payments to related parties as of September 30, 2004 and 2003, which amounted to $400,417 and $303,526, respectively.

---------------------------

ROBERT J. CONSAGA JR., P.C.
CERTIFIED PUBLIC ACCOUNTANT

---------------------------

ONE STILES ROAD, SUITE 105
SALEM, NEW HAMPSHIRE 03079

INDEPENDENT AUDITOR'S REPORT

The Shareholders of Options Publishing, Inc.


I have audited the accompanying balance sheets of Options Publishing, Inc. (An S Corporation) as of December 31, 2003, December 31, 2002, and December 31, 2001, and the related statements of operations, stockholders equity and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Options Publishing, Inc. as of December 31, 2003, December 31, 2002, and December 31, 2001, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Robert J. Consaga, Jr., P.C.
Salem, New Hampshire


November 15, 2004


                  TELEPHONE (603) 894-1175 FAX (603) 685-0363

                            OPTIONS PUBLISHING, INC.
                                 BALANCE SHEETS
              For the Years Ended December 31, 2003, 2002 and 2001

                                   ----------

    ASSETS                                              2003        2002        2001
    ------                                          ----------  ----------  ------------

    Cash (Note A)                                   $   43,222  $  120,114  $  745,430
    Accounts receivable (Note A)                       940,396     889,643     808,323
    Inventory (Note A)                               1,579,000     937,963     853,368
    Prepaid (Note A)                                   275,001     506,918     415,900
    State tax receivable (Note J)                       26,626           0           0
                                                    ----------  ----------  ----------
      Total current assets                           2,864,245   2,454,638   2,823,021
                                                    ----------  ----------  ----------

    Office equipment (Note A)                          120,629      95,556      84,556
    Computer equipment                                  84,479      68,987      60,360
    Leasehold improvements                              32,695      32,695           0
                                                    ----------  ----------  ----------
                                                       237,803     197,238     144,916
      Less: accumulated depreciation                   142,544     107,161      73,190
                                                    ----------  ----------  ----------
        Net property, plant and equipment               95,259      90,077      71,726
                                                    ----------  ----------  ----------

    Inter-company with Merrimack M&R Realty (Note C)   255,917     280,065     241,298
    Other assets (Note I)                                4,471      11,055      17,085
                                                    ----------  ----------  ----------

        Total assets                                $3,219,892  $2,835,835  $3,153,130
                                                    ==========  ==========  ==========

    LIABILITIES

    Accounts payable and accrued expenses (Note A)  $2,175,897  $2,027,327  $1,981,233
    Line of credit (Note C)                            400,000     100,000           0
    Current income tax payable - state (Note A)         23,452      21,934      19,814
    Current portion of subordinated debt (Note B)            0           0     300,000
                                                    ----------  ----------  ----------
      Total current liabilities                      2,599,349   2,149,261   2,301,047
                                                    ----------  ----------  ----------

    Deferred tax payable (Note J)                        8,577       5,403       4,700
                                                    ----------  ----------  ----------
        Total liabilities                           $2,607,926  $2,154,664  $2,305,747
                                                    ----------  ----------  ----------

    STOCKHOLDERS EQUITY

    Common stock, no par value,
      900,000 Class A(Voting)shares
      and 100,000 Class B(Nonvoting)
      shares authorized and 90,000
      Class A shares and 10,000
      Class B shares issued
      and outstanding(Note E)                       $        0  $        0  $        0
    Paid in capital                                 (2,578,408) (1,900,307)   (500,731)
    Retained earnings                                3,190,374   2,581,478   1,348,114
                                                    ----------  ----------  ----------
      Total retained earnings                          611,966     681,171     847,383
                                                    ----------  ----------  ----------

        Total liabilities and stockholders equity   $3,219,892  $2,835,835  $3,153,130
                                                    ==========  ==========  ==========



                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2003, 2002 and 2001

                                   ----------



                                                       2003         2002           2001
                                                   -----------  -----------     -----------

    Revenue                                        $16,278,457  $14,167,571  $10,072,645

    less: Cost of sales (Note F)                     6,560,263    5,040,889    3,549,198
                                                   -----------  -----------  -----------

    Gross profit                                     9,718,194    9,126,682    6,523,447

    Operating expenses:  (Note G)
    Catalog expense                                    510,520      470,924      415,637
    Selling/marketing expense                        5,606,870    4,267,272    3,089,403
    Occupancy expense                                  321,453      320,878      181,994
    General and administrative expense               2,082,778    2,732,102    1,866,953
                                                   -----------  -----------  -----------
        Total operating expenses                     8,521,621    7,791,176    5,553,987
                                                   -----------  -----------  -----------
    Income after operating expenses                  1,196,573    1,335,506      969,460
                                                   -----------  -----------  -----------

    Other Income:

      Other income                                      14,921        7,592        7,991
      Interest income                                    1,739        8,231       19,185
      Interest expense                                 (15,603)     (17,864)     (24,795)
                                                   -----------  -----------  -----------

    Net income before income taxes                   1,197,630    1,333,465      971,841

      State income tax expense/(benefit) (Note J)       92,316      100,101       84,821
                                                   -----------  -----------  -----------

    Net income                                     $ 1,105,314  $ 1,233,364  $   887,020
                                                   ===========  ===========  ===========






                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                        STATEMENTS OF STOCKHOLDERS EQUITY
              For the Years Ended December 31, 2003, 2002 and 2001

                                   ----------



                                    Common     Paid in      Retained
                                     Stock     Capital      Earnings       Total
                                    ------   -----------   ----------   ------------

      Balance, December 31, 2000    $    0   $    53,714   $  461,094   $  514,808

      Net Income                                              887,020      887,020

      Shareholder distributions                 (554,445)                 (554,445)
                                    ------   -----------   ----------   ----------

      Balance, December 31, 2001    $    0   $  (500,731)  $1,348,114   $  847,383

      Net Income                                            1,233,364    1,233,364

      Shareholder distributions               (1,399,576)               (1,399,576)
                                    ------   -----------   ----------   ----------

      Balance, December 31, 2002    $    0   $(1,900,307)  $2,581,478   $  681,171

      Net Income                                            1,105,314    1,105,314

      Shareholder distributions                 (678,101)    (496,418)  (1,174,519)
                                    ------   -----------   ----------   ----------

      Balance, December 31, 2003    $    0   $(2,578,408)  $3,190,374   $  611,966
                                    ======   ===========   ==========   ==========



                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2003, 2002 and 2001

                                   ----------

Cash flows from operating activities:               2003         2002         2001
                                                ----------   ----------   ------------
   Net income                                   $1,105,314   $1,233,364   $  887,020
   Adjustments to reconcile net income to net
    cash provided by (used in)
    operating activities:
      Depreciation                                  35,383       33,971       24,775
      Amortization                                   6,584        6,030        6,030

      (Increase) decrease in:
        Accounts receivable                        (50,753)     (81,320)     (66,758)
        Inventory                                 (641,038)     (84,595)     (40,950)
         Prepaid expenses                          231,917      (91,018)    (186,150)
         State tax receivable                      (26,626)           0            0

      Increase (decrease) in:
        Accounts payable and accrued expenses      150,089       48,214      607,676
        Deferred tax payable                         3,174          703        2,823
                                                ----------   ----------   ----------
          Total adjustments                       (291,270)    (168,015)     347,446
                                                ----------   ----------   ----------
            Net cash provided (used) by
              operating activities                 814,044    1,065,349    1,234,466
                                                ----------   ----------   ----------

Cash flows from investing activities:
   Purchase of property and equipment              (40,565)     (52,322)     (70,536)
                                                ----------   ----------   ----------
            Net cash provided (used) by
              investing activities                 (40,565)     (52,322)     (70,536)
                                                ----------   ----------   ----------
Cash flows from financing activities:
   New borrowing:
    Long-term                                            0            0            0
    Short-term                                   1,000,000      465,000      450,000
   Debt reductions:
    Long-term                                            0            0     (300,000)
    Short-term                                    (700,000)    (665,000)    (150,142)
   Inter-company with Merrimack M&R Realty LLC      24,148      (38,767)    (241,298)
   Shareholder distributions                    (1,174,519)  (1,399,576)    (554,445)
                                                ----------   ----------   ----------
   Net cash provided (used) by
    financing activities                          (850,371)  (1,638,343)    (795,885)
                                                ----------   ----------   ----------
            Net increase (decrease) in cash        (76,892)    (625,316)     368,045
Cash, beginning of period                          120,114      745,430      377,385
                                                ----------   ----------   ----------
Cash, end of period                             $   43,222   $  120,114   $  745,430
                                                ==========   ==========   ==========

Supplemental Disclosures

   Interest paid                                $   13,902   $   23,864       24,537
   State income taxes paid                         119,318       97,278      103,797



                     The accompanying notes are an integral
                        part of the financial statements

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

A.    SIGNIFICANT ACCOUNTING POLICIES:


      Nature of Business

      OPTIONS Publishing, Inc. is a publisher of developmental educational titles that are marketed primarily to inner city school systems throughout the United States and Canada.

      Basis of Accounting

      The accompanying financial statements have been prepared on the accrual basis of accounting.

      Revenue and Expense Recognition

      In accordance with industry practice, the Company recognizes revenue from its book titles when the product is shipped to the customer. Product and shipment terms are FOB shipping point and collectability is reasonably assured at the time of shipment. Customer returns are processed when products are returned. Customers are issued credits and the products are returned to inventory.

      Cost of goods sold is recognized when the related revenue is recognized and consists primarily of book titles, product development, author royalties, and freight costs.

      Product Development Costs

      The Company capitalizes the costs associated with the development of new products. These costs include author fees, costs associated with artwork, photography and other external creative costs, internal staff costs and pre-press costs that are directly attributable to the products. The company fully amortizes these costs to cost of goods sold when the product is available for sale in the company's product catalog.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Concentration of Credit Risk

      Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. The Company sells its products only to school systems, primarily in the United States, which place orders only after funds have been appropriated. Once funds have been appropriated for Options products, a school district is required by law to spend the funds. Accordingly, bad debt allowances are not provided.

      Cash Equivalents

      Cash and cash equivalents include highly liquid investments with original maturities of three months or less and consist primarily of money market funds at December 31, 2003, 2002, and 2001. These investments are not subject to significant market risk.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------


A.   SIGNIFICANT ACCOUNTING POLICIES(CONTINUED):


      Fair Value of Financial Instruments

      The carrying amounts reflected in the balance sheets for cash, receivables and loans payable approximate their respective fair values.

      Property and Equipment

      The Company records property and equipment at cost and provides for depreciation over the estimated useful lives of the assets using accelerated methods. Estimated useful lives are as follows:

      Computer software                          3 years
      Computer equipment                         5 years
      Office equipment                       5 - 7 years
      Leasehold improvements                    15 years

      The cost of maintenance and repairs is charged to expense as incurred, while renewals and betterments are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

      Inventory

      Inventory consists primarily of book titles that the Company has proprietary rights to market. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value. If a book is taken out of print, superseded by a later version, or ceases to sell, it is considered obsolete and all related inventory amounts are written-off.

      Accrued Vacation

      Company employees accrue vacation monthly based upon the number of hours worked. The maximum amount of vacation that can be carried forward to the next calendar year is three weeks (120 hours). The accrued vacation balance at year-end is included in the accounts payable and accrued expenses balance.

      Income Taxes

      The Company has elected to be taxed as an S-Corporation for federal tax purposes. Accordingly, federal taxable income is passed through to each stockholder on a pro-rata basis and federal taxes are paid at the stockholder level. Therefore, the financial statements do not reflect a provision for federal income taxes.

      The Company incurs state income taxes and the financial statements include a provision for the state tax effect of transactions reported in the financial statements. The provision consists of taxes currently due, and deferred taxes related primarily to differences between the basis of property and equipment for financial and income tax reporting.

Advertising Costs

The Company expenses advertising costs as they are incurred.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------




B.    SUBORDINATED DEBT:

      Subordinated debt consisted of the following at December 31:

                                                     2003        2002        2001
                                                  ---------   ---------   -----------
      Subordinated note payable to Roy E.
      Mayers, requiring quarterly interest
      payments beginning January 27, 1998,
      principal due October 27, 2002.

      Interest is fixed at 8%.                    $       0   $       0   $ 250,000

      Subordinated note payable to Gordon
      Russell, requiring quarterly interest
      payments beginning January 27, 1998,
      principal due October 27, 2002.

      Interest is fixed at 8%.                            0           0      50,000
                                                  ---------   ---------   ---------
             Total subordinated debt              $       0   $       0   $ 300,000
                  Less: current portion                   0           0     300,000
                                                  ---------   ---------   ---------
                  Long term subordinated debt     $       0   $       0   $       0
                                                  =========   =========   =========


      Interest expense related to these notes was approximately $0, $13,000 and $24,000 for the periods ended December 31, 2003, 2002 and 2001, respectively.

C.    LINE OF CREDIT

      The Company has a line of credit with a bank in the amount of $1,000,000. Funds in the amount of $400,000 have been drawn against the line as of December 31, 2003. The line is renewable annually and is payable upon demand if certain loan conditions are not met. Interest at the prime rate(4.00% at December 31) is added to the amount owed on the line on a monthly basis. The note is collateralized by a first position security interest in all assets of the company and is personally guaranteed by Barbara Russell and Roy E. Mayers.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------



D.    DESCRIPTION OF LEASING ARRANGEMENTS AND RELATED PARTY TRANSACTIONS:


      The Company leases its building from Merrimack M&R Realty LLC (a related party). The Company leases this facility under a five-year non-cancelable operating lease expiring in October 2006. The lease contains an option to renew for one five year period for a negotiated rental amount and is subject to the same terms as the original lease period. The Company is required to pay, as a management fee, any common area maintenance fees pursuant to the lease agreement.

      The following is a schedule of future minimum lease payments required under the above lease as of December 31, 2003:

                         Period Ending
                          December 31,                Amount
                         -------------              ----------
                             2004                   $  312,000
                             2005                      312,000
                             2006                      260,000
                                                    ----------
                                                    $  884,000
                                                    ==========

      Rental expense amounted to $312,000, $312,000 and $170,564 for the periods ended December 31, 2003, 2002 and 2001, respectively.

      The Company also has a five year operating lease agreement with Merrimack M&R Realty LLC (a related party) for furniture and equipment which is owned by Merrimack M&R Realty LLC. Options advanced funds to Merrimack M&R Realty LLC to purchase the furniture and equipment. The inter-company balance with Merrimack M&R Realty LLC represents the funds advanced by Options to purchase the furniture and equipment.

      The following is a schedule of future minimum lease payments required under the above lease as of December 31, 2003:

                         Period Ending
                          December 31,                  Amount
                         -------------              ----------
                             2004                   $   84,148
                             2005                       84,148
                             2006                       70,123
                                                    ----------
                                                    $  238,419
                                                    ==========

      The reduction in the inter-company balance with Merrimack M&R Realty LLC for payments made for the periods ended December 31, 2003, 2002 and 2001 were $84,148, $84,148, and $14,025 respectively.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------


E.    COMMON AND PREFERRED STOCK, STOCK OPTIONS AND PHANTOM STOCK PLAN



      The authorized capital stock of the Company is 900,000 shares and 100,000 shares of Class A(Voting) and Class B(Nonvoting) no par Common Stock respectively. There are currently issued and outstanding, 90,000 shares Class A Common Stock and 10,000 shares Class B Common Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. One of the shareholders, after he has been a shareholder for a minimum of six years, has the option of requiring the corporation and or the Non-Affected Shareholders to purchase all, but not less than all, of his Class A shares at any time. The purchase price will be determined by a valuation of the shares to be performed if the shareholder exercises his option. The option is exercisable by the shareholder tendering written notice of such exercise to the Corporation and to the Non-Affected Shareholders.

      The Company created a Phantom Stock Plan in March of 2002 to benefit a limited number of key employees in the event of normal retirement or in the event that the company is sold to a third party. A Phantom Stock Plan is commonly established for key employees of a Subchapter S Corporation who do not or cannot have an ownership interest in an "S" Corporation. This type of plan allows key employees to share in the long-term growth of a closely held company without actually having an ownership interest in the company, due to Internal Revenue Code restrictions regarding ownership and classes of stock that may be outstanding. These "Key employees" are people who are employed by the company that are in a position to contribute materially to its continued growth and development and to its future financial success.

      Awards under this plan shall be granted to Participants in the form of Performance Shares, which shall be credited to a Performance Account to be maintained for each Participant. Each Participant shall become vested in this plan upon the earlier to occur of (1)the completion of three (3) years of service for vesting following the close of the calendar year with respect to which the Performance Share in question pertains; or (2)a sale of the Company. The maximum amount of benefit that a Participant may receive is equal to approximately one percent of the company's value at the measurement date. As of December 2003 and 2002, there were no awards granted, so no accruals have been included in these financial statements.

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

F.    COST OF SALES:                             2003        2002        2001
                                             ----------  ----------  ----------
    Inventory, beginning of year             $  937,963  $  853,368  $  812,418

      Purchases                               2,955,104   1,948,859   1,375,266
      Freight                                   470,151     409,715     294,233
      Author royalties                          898,712     778,376     539,109
                                             ----------  ----------  ----------
        Cost of goods available for sale      5,261,930   3,990,318   3,021,026
    Inventory, end of year                    1,579,000     937,963     853,368
                                             ----------  ----------  ----------
    Cost of sales,
      not including product development       3,682,930   3,052,355   2,167,658
        Product development (Note H)          2,877,333   1,988,534   1,381,540
                                             ----------  ----------  -------------

         Cost of sales                       $6,560,263  $5,040,889  $3,549,198
                                             ==========  ==========  ==========



G.    OPERATING EXPENSES:

      Catalog expenses:                           2003        2002        2001
      ----------------                        ----------  ----------  -------------
      Prepaid catalog expense                 $  510,520  $  470,924  $  415,637
                                              ----------  ----------  ----------
        Total                                 $  510,520  $  470,924  $  415,637
                                              ----------  ----------  ----------

      Selling/marketing expenses:
      --------------------------
      Wages                                   $1,113,461  $        0  $        0
      Payroll taxes                              103,603           0           0
      Advertising (Note A)                        51,697      57,535      25,757
      Brochures/promotional materials            791,832     862,589     587,582
      Commissions                              1,950,578   1,871,329   1,445,076
      Copyrights/state listings                    4,123       3,129       8,471
      Correlation                                 11,080      12,740      11,789
      Direct mailing-fax                               0       1,287       2,616
      Direct mailing-insertion/mailing            68,255      81,401      62,262
      Direct mailing-names bought                 29,304      26,951      19,940
      Direct mailing-postage                     332,282     369,780     288,626
      Direct mailing-printing                     88,098      77,820      48,255
      Exhibit expense                            425,134     379,198     323,468
      Marketing-general                          107,570     109,024      31,850
      Marketing-printing                          48,519      44,729       3,123
      Office supplies                             30,307      19,748      10,835
      Postage                                      9,051       5,373       3,693
      Telephone                                   40,397      27,043      15,503
      Sales consulting                            26,075      30,200      35,532
      Sales meeting                              168,166     134,746      72,750
      Sales travel and entertainment             207,338     152,650      92,275
                                              ----------  ----------  ----------
        Total                                 $5,606,870  $4,267,272  $3,089,403
                                              ----------  ----------  ----------

      Occupancy expenses:
      ------------------
      Rent (Note E)                           $  312,000  $  312,000  $  170,564
      Electricity                                      0           0       5,274
      Insurance-building                           9,453       8,878       6,156
                                              ----------  ----------  ----------
        Total                                 $  321,453  $  320,878  $  181,994
                                              ----------  ----------  ----------

                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------


G.    OPERATING EXPENSES (CONTINUED):             2003         2002         2001
                                               -----------  -----------  ---------------
      General and administrative expenses:
      Wages                                   $ 1,129,025  $ 1,842,897  $ 1,288,756
      Payroll taxes                                85,279      148,398       95,704
      Advertising - employment                      4,430        6,631        4,978
      Bad debt (Note A)                              (213)       1,318          520
      Bank charges                                 10,369        9,039        5,551
      Car lease                                     3,228        2,517        2,517
      Donations                                     1,475        1,650        3,790
      Dues and subscriptions                       16,731        2,130        6,386
      Equipment lease (Note D)                     87,171       87,183       17,092
      Insurance                                   233,914      170,237      121,920
      401K match - company portion (Note K)        59,175       31,625       30,463
      Maintenance expense                           8,049        7,085       19,051
      Management fee (Note D)                      68,400       70,000        8,333
      Moving expenses                                   0        2,292       12,283
      Office supplies                              70,814       70,603       48,729
      Online expense                                3,198        3,660        2,998
      Postage                                      84,636       57,702       57,112
      Professional fees                            36,165       47,748       25,919
      Real estate taxes                                 0            0        1,822
      Telephone/fax                                33,668       30,381       25,907
      Training                                      4,814        4,359        5,269
      Travel                                       29,462       21,528       15,871
      Warehouse expense                            71,021       73,118       35,177
      Depreciation                                 35,383       33,971       24,775
      Amortization                                  6,584        6,030        6,030
                                              -----------  -----------  -----------
               Total                          $ 2,082,778  $ 2,732,102  $ 1,866,953
                                              -----------  -----------  -----------
          Total operating expenses            $ 8,521,621  $ 7,791,176  $ 5,553,987
                                              ===========  ===========   ==========


H.   PRODUCT DEVELOPMENT EXPENSES:                 2003         2002         2001
                                              -----------  -----------  ---------------
      Product development expenses:
      Product development expense             $ 1,972,986  $ 1,423,451  $ 1,249,592
      Office supplies                               2,855        3,660        2,847
      Postage                                      29,637       18,598       28,678
      Telephone                                     1,939        1,639        2,941
      Office rent                                   1,611            0            0
      Outside design                               38,543       75,152       32,258
      Outside art                                     167       19,689        1,242
      Outside proofreading                              0        1,950          198
      Production                                   26,531       20,163        1,542
      Product revisions                           735,793      132,396       27,163
      Print plates                                      0          963        3,721
      Travel                                       33,618       37,002       31,358
      Website                                      33,653      253,871            0
                                              -----------  -----------  -----------
        Total                                 $ 2,877,333  $ 1,988,534  $ 1,381,540
                                              -----------  -----------  -----------

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


                            OPTIONS PUBLISHING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------


I.    OTHER ASSETS:

      The other assets balance consists of the unamortized portion of financing costs at December 31, 2003. Financing costs are being amortized over a seven year period.

J.    INCOME TAXES:

      The provision for income taxes includes the following at December 31:

                                        2003      2002     2001_
                                      -------   -------  --------

        Deferred state tax payable    $ 8,577   $ 5,403  $ 4,700
                                      =======   =======  =======


K.    EMPLOYEE BENEFIT PLANS

      The Company sponsors a defined contribution retirement plan covering substantially all full-time employees. The Company matches employees contributions to up to four percent of compensation. Expense related to these plans amounted to $ 59,175, $31,625, and $30,463 in 2003, 2002, and
      2001, respectively.

L.    RELATED PARTY TRANSACTIONS

      The Company made royalty payments to related parties, which amounted to $303,526, $203,934, and $124,884 in 2003, 2002 and 2001 respectively.

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